[LETTERHEAD OF JONES, WALKER, WAECHTER, POITEVENT, CARRÈRE &

DENÈGRE, L.L.P.]

EXHIBIT 5.1

December 17, 2009

Board of Directors

Fairmount Bancorp, Inc.

8216 Philadelphia Road

Baltimore, MD 21237

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for Fairmount Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) initially filed by the Company on December 17, 2009 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.

Pursuant to a Plan of Conversion adopted by the Board of Directors of Fairmount Bank (the “Bank”), the Registration Statement relates to the proposed issuance and sale by the Company of up to 661,250 shares (the “Offering Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in a subscription offering, a community offering and a syndicated community offering (the “Offerings”).

In preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company’s charter; (ii) the Company’s bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Conversion; (vi) the Bank’s employee stock ownership plan (the “ESOP”) and the form of loan agreement between the Company and the ESOP; and (vii) the form of stock certificate to represent shares of the Common Stock. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

Board of Directors

Fairmount Bancorp, Inc.

December 17, 2009

In our examination, we have relied on the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us a certified or conformed copies. In addition, we have relied on the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinions set forth below, we do not express any opinion concerning law other than the laws of the State of Maryland.

For purposes of this opinion, we have assumed that, prior to the issuance of any shares of Common Stock, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the conversion of the Bank will have become effective.

Based upon and subject to the foregoing, it is our opinion that, upon the due adoption by the Board of Directors of the Company (or authorized committee thereof) of a resolution fixing the number of Offering Shares to be sold in the Offerings, such Offering Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “The Conversion and Offering-Material Income Tax Consequences” and “Legal Matters” in the prospectus which is part of the Registration Statement, as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion that is filed pursuant to Rule 462(b) under the Act. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP